Exhibit 99.1

Transmeridian Exploration Incorporated and Transmeridian Exploration Inc. Amend Exchange Offer for 12% Senior Secured Notes Due 2010

Houston, Sept. 23 /PRNewswire - FirstCall/— Transmeridian Exploration Incorporated (AMEX: TMY) (‘Transmeridian’) and Transmeridian Exploration Inc. (‘TMEI’) today announced that they are amending the terms of their exchange offer and related consent solicitation relating to $290,000,000 aggregate principal amount of TMEI’s 12% Senior Secured Notes due 2010 (the “Existing Notes”) (CUSIP Nos.: 89376NAC2, 89376NAA6, 89376NAB4, U87289AB7).

Pursuant to the amended terms of the exchange offer, Transmeridian and TMEI are offering to exchange $200 in cash and $800 in principal amount of TMEI’s new 12% Senior Secured Notes due 2010 (the ‘New Notes’) for each $1,000 principal amount of Existing Notes. In the event that greater than $222,157,000 principal amount of Existing Notes are validly tendered and not validly withdrawn in the exchange offer (such principal amount being equal to 90% of the aggregate principal amount of Existing Notes outstanding, exclusive of the $43,159,000 principal amount of Existing Notes held by United Energy Group Limited (‘UEGL’)), Transmeridian and TMEI will (i) increase the cash amount paid and (ii) reduce the principal amount of New Notes issued, for each $1,000 principal amount of Existing Notes. In such case, the aggregate cash amount payable will be equal to $44,431,400, plus an amount equal to 101% of the principal amount of Existing Notes validly tendered and not withdrawn in excess of $222,157,000, and this amount of cash will be allocated ratably to all holders of Existing Notes accepted for exchange; and the aggregate principal amount of New Notes issuable will be $177,726,000, regardless of the principal amount of Existing Notes tendered, and this principal amount of New Notes will be allocated ratably to all holders of Existing Notes accepted for exchange.

Upon completion of the transactions specified in the Investment Agreement between Transmeridian and UEGL, Transmeridian will cause TMEI to offer to repurchase any Existing Notes not exchanged in the exchange offer in accordance with their terms. If less than all of the Existing Notes are so repurchased, TMEI will apply the amount of cash not used to fully repurchase the Existing Notes to mandatorily redeem the New Notes on a pro rata basis at par plus accrued but unpaid interest to the redemption date. TMEI will not be required to redeem the New Notes unless the aggregate principal amount of New Notes to be redeemed is at least $2.0 million.

Holders who have previously tendered Existing Notes will receive the amended total consideration set forth above and do not need to re-tender their old notes or take any other action in response to the amended exchange offer, although any previously tendered Existing Notes will not count towards the satisfaction of the requisite consents condition (as defined below), unless such Existing Notes are validly withdrawn and validly re-tendered pursuant to the terms and conditions of the Offering Memorandum (as defined below) and related documents.

Additionally, pursuant to the amended terms of the exchange offer and related consent solicitation, the collateral securing the Existing Notes and the New Notes will be expanded to include intercompany indebtedness, and additional modifications will be made to certain restrictive covenants limiting the ability of Transmeridian and its subsidiaries to incur indebtedness, make restricted payments, enter into transactions with affiliates and sell certain assets contained in the indenture governing the Existing Notes (other than in respect of the asset sale provisions of the indenture governing the Existing Notes) and the indenture that will govern the New Notes.

In connection with the amendment of the terms of the exchange offer, Transmeridian and TMEI have determined to extend the expiration time for the exchange offer to 5:00 p.m., New York City time, on October 7, 2008. The exchange offer was previously scheduled to expire at 12:00 midnight, New York City time, on October 1, 2008. As of 5:00 p.m., New York City time, on September 22, 2008, holders of an aggregate $16,688,000 principal amount of the Existing Notes have tendered their Existing Notes into the exchange offer. Additionally, Transmeridian and TMEI have been advised that the beneficial owners of in excess of 90% of the aggregate principal amount of Existing Notes not held by UEGL intend to tender their Existing Notes into the exchange offer, subject to certain conditions. As previously announced, the exchange offer is subject to certain conditions, including but not limited to the receipt of valid and unrevoked tenders from holders representing at least 90% of the aggregate principal amount of the Existing Notes, excluding any Existing Notes held by UEGL (at least $222.2 million in aggregate principal amount of the Existing Notes) (the ‘minimum tender condition’), and the receipt of consents from a majority of the aggregate principal amount of the Existing Notes, excluding any Existing Notes held by UEGL (the ‘requisite consents condition’). If the beneficial holders that have advised Transmeridian and TMEI of their intent to tender their Existing Notes into the exchange offer do so, and do not subsequently withdraw their Existing Notes from the exchange offer, the minimum tender condition and requisite consents condition would be satisfied.

All Existing Notes validly tendered prior to the expiration time and not validly withdrawn prior to the execution by TMEI, the guarantors of the Existing Notes and the trustee under the indenture governing the Existing Notes of a supplemental indenture and amended and restated security documents implementing the proposed amendments to the indenture governing the Existing Notes and related security documents will be eligible to receive the amended total consideration payable in the exchange offer set forth above. Because no portion of the amended cash consideration payable in the exchange offer will constitute a consent payment to be paid with respect to, and no separate consent payment will be made for, consents received to the proposed amendments to the indenture governing the Existing Notes and related security documents, Transmeridian and TMEI have determined to remove the consent payment deadline with respect to the exchange offer and related consent solicitation.

Except as discussed above, all other material terms and all conditions of the exchange offer and related consent solicitation remain unchanged. The amended terms of the exchange offer and related consent solicitation will be set forth in a supplement, dated today, to the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008 (as supplemented, the ‘Offering Memorandum’), and related documents.

The exchange offer and related consent solicitation are being made solely by the Offering Memorandum and related documents, which set forth the complete terms of the exchange offer and related consent solicitation. The exchange offer and related consent solicitation are being made, and copies of the Offering Memorandum and related documents will be provided, only to holders of the Existing Notes that have certified in an eligibility letter or by other means certain matters to Transmeridian, including their status as eligible holders who are either ‘qualified institutional buyers,’ as that term is defined in Rule 144A under the Securities Act of 1933, as amended, institutional ‘Accredited Investors,’ as that term is defined in Regulation D under the Securities Act of 1933, as amended, or persons other than ‘U.S. persons,’ as that term is defined in Rule 902 under the Securities Act of 1933, as amended.

The New Notes will not be offered pursuant to an effective registration statement. Therefore, the New Notes may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. This announcement is not an offer to sell the New Notes or an offer to exchange the New Notes for Existing Notes and is not a solicitation of an offer to sell the Existing Notes or to exchange the Existing Notes for New Notes.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100% interest in the South Alibek field in western Kazakhstan.

Website: www.tmei.com

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other filings with the Securities and Exchange Commission. Although Transmeridian believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Transmeridian or any other person that the objectives and plans of Transmeridian will be achieved.

SOURCE: Transmeridian Exploration Incorporated

Source: PR Newswire (September 23, 2008 - 8:02 AM EDT)

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